Exhibit 10.5

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT is made and entered into this          day of                 , 2004 (“Agreement”), by and between Aames Investment Corporation, a Maryland corporation (the “Company”), and                                                   (“Indemnitee”).

RECITALS

A. The Company and Indemnitee recognize the increasing difficulty in obtaining directors’ and officers’ liability insurance, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

B. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risk at the same time that the availability and coverage of liability insurance has been severely limited.

C. Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other officers and directors of the Company may not be willing to continue to serve as officers and directors without the protection provided by this Agreement.

D. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law.

AGREEMENT

The Company and Indemnitee hereby agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Change in Control” means a change in control of the Company that occurs after the Effective Date, that must be reported under Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Act”), or in response to any similar item on any similar schedule or form, whether or not the Company is then subject to such reporting requirement. A Change in Control will be deemed to have occurred if after the Effective Date any of the following events occur:

A. any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of the Company’s securities representing [    ] or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least two-

thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest;

B. a proxy contest occurs, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board of Directors then in office, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or

C. during any consecutive two-year period, other than as a result of an event described in Section 1.1(B), individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

1.2 “Corporate Status” means with respect to the Indemnitee the status of such person as a director, trustee, officer, employee or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for which such person is or was serving at the request of the Company.

1.3 “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding for which indemnification is sought by Indemnitee

1.4 “Effective Date” means the date of this Agreement.

1.5 “Expenses” includes all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred, and actually incurred, in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

1.6 “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and has not, nor in the past five years has been, retained to represent the Company or Indemnitee in any matter material to either such party, or any other party to or witness in the Proceeding giving rise to a claim for indemnification under this Agreement. “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. If a Change of Control has not occurred, the Board of Directors will select the Independent Counsel, with the approval of Indemnitee, which approval will not be unreasonably withheld. If a Change of Control has occurred, the Indemnitee will select Independent Counsel, with the approval of the Board of Directors, which approval will not be unreasonably withheld.

1.7 “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (including on appeal), including any such proceeding (i) pending or completed on or before the Effective Date, or (ii) with respect to any act or omission of the Company or any members of the Company’s board of directors committed prior to the Effective Date, unless otherwise specifically agreed in writing by the Company and Indemnitee.

2. Services by Indemnitee. Indemnitee will serve as a [director][officer] of the Company. However, this Agreement does not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

3. Indemnification—General. The Company will indemnify, and advance Expenses to, Indemnitee as provided in this Agreement and otherwise to the maximum extent permitted by Maryland law in effect on the date hereof and as amended from time to time. However, no change in Maryland law will have the effect of reducing the benefits available to Indemnitee based on Maryland law as in effect on the date of this Agreement. The rights of Indemnitee provided in this Section 3 include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by Section 2-418(g) of the Maryland General Corporation Law (the “MGCL”).

4. Third Party Proceedings. Indemnitee is entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed Proceeding, other than a Proceeding by or in the right of the Company. Under this Section 4, Indemnitee will be indemnified against all judgments, penalties, fines and amounts paid in settlement and all Expenses actually and reasonably incurred by him or on his behalf in connection with a Proceeding by reason of his Corporate Status unless one of the following is established:

A. The act or omission of Indemnitee was material to the matter giving rise to the Proceeding, and

1. was committed in bad faith, or

2. was the result of active and deliberate dishonesty;

B. Indemnitee actually received an improper personal benefit in money, property or services; or

C. In the case of any criminal Proceeding, Indemnitee had reasonable cause to believe that his conduct was unlawful.

5. Proceedings by or in the Right of the Company. Indemnitee is entitled to the rights of indemnification provided in this
Section 5 if, by reason of his Corporate Status, he is, or is threatened to be, made a party to or a witness in any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Under this Section 5, Indemnitee will be indemnified against all amounts paid in settlement and all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding, unless one of the following is established:

A. The act or omission of Indemnitee was material to the matter giving rise to such a Proceeding, and

(1) was committed in bad faith, or

(2) was the result of active and deliberate dishonesty; or

B. Indemnitee actually received an improper personal benefit in money, property or services.

6. Court-Ordered Indemnification. Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court requires, may order indemnification in certain circumstances. However, indemnification for any Proceeding by or in the right of the Company, or in which liability has been adjudged in the circumstances described in Section 2-418(c) of the MGCL, will be limited to Expenses actually and reasonably incurred by Indemnitee or on his behalf in connection with a Proceeding. The circumstances under which a court may order such indemnification as it deems proper are:

6.1 If it determines that Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court will order indemnification, in which case Indemnitee will be entitled to recover the expenses of securing such reimbursement; or

6.2 If it determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee has:

A. met the standards of conduct set forth in Section 2-418(b) of the MGCL; or

B. been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL.

7. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. If Indemnitee is, by reason of his Corporate Status, made a party to and is successful, on the merits or otherwise, in the defense of any Proceeding, he will be indemnified for all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company will indemnify Indemnitee under this Section 7 for all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Section 7 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, will be deemed to be a successful result as to such claim, issue or matter.

8. Advance of Expenses. The Company will advance all reasonable Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with any Proceeding (other than a Proceeding brought to enforce indemnification under this Agreement, applicable law, the Charter or Bylaws of the Company, any agreement or a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors), to which Indemnitee is, or is threatened to be, made a party or a witness, within 10 days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements must reasonably evidence the Expenses incurred by Indemnitee. The statement or statements must include a written affirmation by Indemnitee of Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company, as authorized by law and by this Agreement, has been met. The statement or statements must also include a written undertaking by or on behalf of Indemnitee, in substantially the form attached hereto as Exhibit A, or in such form as may be required under applicable law as in effect at the time the undertaking is signed. The undertaking requires Indemnitee to reimburse the portion of any Expenses advanced to him relating to claims, issues or matters in the Proceeding for which it is ultimately established that the standard of conduct was not met and which have not been successfully resolved as described in Section 7. To the extent that Expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses will be allocated on a reasonable and proportionate basis. The undertaking required by this Section 8 will be an unlimited general obligation by or on behalf of Indemnitee and will be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor.

9. Procedure for Determination of Entitlement to Indemnification.

9.1 To obtain indemnification under this Agreement, Indemnitee must submit to the Company a written request, including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company will, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

9.2 Upon proper written request for indemnification by Indemnitee, a determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification will promptly be made in the following manner:

A If a Change in Control has occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which will be delivered to Indemnitee; or

B. If a Change of Control has not occurred,

(1) by the Board of Directors (or a duly authorized committee thereof) by a majority vote of a quorum consisting of Disinterested Directors, or

(2) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which will be delivered to Indemnitee, or

(3) if so directed by a majority of the members of the Board of Directors, by the stockholders of the Company.

9.3 If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee will be made within 10 days after such determination. Indemnitee will cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity, upon reasonable advance request, any documentation or information that is not privileged or otherwise protected from disclosure, and that is reasonably available to Indemnitee and reasonably necessary to such determination in the discretion of the Board of Directors or Independent Counsel if retained pursuant to Section 9.2(B). Any Expenses actually and reasonably incurred by Indemnitee in cooperating with the person, persons or entity making such determination will be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company will indemnify and hold Indemnitee harmless therefrom.

9.4 Indemnitee will select the Independent Counsel. The Company may, within 10 days after written notice of such selection, deliver to Indemnitee a written objection to such selection, but such objection may be asserted only on the grounds that the selected Independent Counsel does not meet the requirements of “Independent Counsel” as defined in this Agreement. Absent a proper and timely objection, the person so selected will act as Independent Counsel. If written objection is made and substantiated, the selected Independent Counsel may not serve unless and until the objection is withdrawn or a court determines that the objection is without merit. If no Independent Counsel has been selected and not objected to within 20 days after the later of submission by Indemnitee of a written request for indemnification and the final disposition of the Proceeding, Indemnitee may petition a court of competent jurisdiction for resolution of any objection that has been made by the Company to the selection of Independent Counsel, or for the appointment as Independent Counsel of a person selected by the court or by such other person that the court may designate. The person with respect to whom all objections are so resolved or the person so appointed will act as Independent Counsel. Upon the due commencement of any judicial proceeding or arbitration under Section 11.1, Independent Counsel will be discharged and relieved of any further responsibility in such capacity – subject to the then-prevailing applicable standards of professional conduct.

10. Presumptions and Effect of Certain Proceedings.

10.1 In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination must presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9.1. The Company will have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption.

10.2 The termination of any Proceeding by judgment, order, settlement, conviction, a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does not create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification.

11. Remedies of Indemnitee.

11.1 Indemnitee will be entitled to an adjudication in an appropriate court located in the State of Maryland, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advance of Expenses if any of the following occur:

A. A determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement;

B. Advance of Expenses is not timely made pursuant to Section 8 of this Agreement;

C. No determination of entitlement to indemnification has been made pursuant to Section 9.2 of this Agreement within [            ] days after receipt by the Company of the request for indemnification;

D. Payment of indemnification is not made pursuant to Section 7 of this Agreement within 10 days after receipt by the Company of a written request therefor; or

E. Payment of indemnification is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification.

11.2 As an alternative to the remedy described in Section 11.1, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial Arbitration Rules of the American Arbitration Association. Indemnitee must commence such proceeding for adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding under Section 11.1. However, the remedies under Section 11.1 and Section 11.2 do not apply to a proceeding brought by Indemnitee to enforce his rights under Section 7.

11.3 In any judicial proceeding or arbitration commenced pursuant to this Section 11 the Company has the burden of proving that Indemnitee is not entitled to indemnification or advance of Expenses, as the case may be.

11.4 If a determination has been made under Section 9.2 of this Agreement that Indemnitee is entitled to indemnification, the Company will be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11, unless Indemnitee makes a misstatement of a material fact, or omits a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification.

11.5 If Indemnitee seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, under this Section 11, then Indemnitee will be entitled to recover from the Company, and will be indemnified by the Company for, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration. If it is determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advance of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration will be appropriately prorated.

12. Defense of the Underlying Proceeding.

12.1 Indemnitee must notify the Company promptly upon being served with or receiving any summons, citation, subpoena, complaint, indictment, information, notice, request or other document relating to any Proceeding that may result in the right to indemnification or the advance of Expenses hereunder. However, the failure to give any such notice will not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is actually so prejudiced.

12.2 Subject to the provisions of the last sentence of this Section and of Section 12.3, the Company will have the right to defend Indemnitee in any Proceeding that may give rise to indemnification hereunder. However, the Company must notify Indemnitee of any such decision to defend within 15 calendar days following receipt of notice of any such Proceeding under Section 12.1. The Company may not, without the prior written consent of Indemnitee, which may not be unreasonably withheld or delayed, consent to the entry of any judgment against Indemnitee, or enter into any settlement or compromise that (A) includes an admission of Indemnitee’s fault or (B) does not include, as an unconditional term, the full release of Indemnitee from all liability in respect of such Proceeding. Such release must be in form and substance reasonably satisfactory to Indemnitee. This Section 12.2 does not apply to a Proceeding brought by Indemnitee under Section 11 or Section 18.

12.3 Indemnitee will be entitled to representation by separate legal counsel of Indemnitee’s choice, subject to the Company’s prior approval, which may not be unreasonably withheld, at the expense of the Company, in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, in the following circumstances:

A. Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval may not be unreasonably withheld, that he may have separate defenses or counterclaims to assert with respect to any issue that may not be consistent with other defendants in such Proceeding;

B. Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval may not be unreasonably withheld, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Company;

C. If the Company fails to assume the defense of such Proceeding in a timely manner; or

D. If the Company fails to comply with any of its obligations under this Agreement or the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee under this Agreement.

13. Non-Exclusivity; Survival of Rights; Subrogation; Insurance.

13.1 The rights of indemnification and advance of Expenses provided by this Agreement will not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter or Bylaws of the Company, any agreement or a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof may limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.

13.2 If any payment is made under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who will execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

13.3 The Company will not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as Expenses hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

14. Insurance. The Company will use its reasonable best efforts to acquire directors and officers liability insurance, on terms and conditions deemed appropriate by the Board of Directors of the Company, with the advice of counsel, covering Indemnitee or any claim made against Indemnitee for service as a director or officer of the Company and covering the Company for any indemnification or advance of Expenses made by the Company to Indemnitee for any claims made against Indemnitee for service as a director or officer of the Company. Without limiting any other obligation under this Agreement, the Company will indemnify Indemnitee for any payment by Indemnitee arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and reasonable Expenses actually and reasonably incurred by Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in the previous sentence.

15. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, if Indemnitee is or may be, by reason of his Corporate Status, a witness in any Proceeding, whether instituted by the Company or any other party, and to which Indemnitee is not a party but in which the Indemnitee receives a subpoena to testify, he will be advanced all reasonable Expenses and indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

16. Duration of Agreement; Binding Effect.

16.1 This Agreement will terminate 10 years after the date that Indemnitee’s Corporate Status ceases. However, the rights of Indemnitee hereunder will continue until the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advance of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement relating thereto.

16.2 The indemnification and advance of Expenses provided by, or granted under, this Agreement will be binding upon and enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company). The indemnification and advance of Expenses will continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the written request of the Company, and will inure to the benefit of Indemnitee and his spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

16.3 The Company will require and cause any successor to all, substantially all or a substantial part, of the business and/or assets of the Company – whether direct or indirect by purchase, merger, consolidation or otherwise – to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Such assumption by any successor must be in writing in form and substance satisfactory to Indemnitee.

17. Severability. If any provision or provisions of this Agreement are held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) will not in any way be affected or impaired thereby. To the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested thereby.

18. Exception to Right of Indemnification or Advance of Expenses. Notwithstanding any other provision of this Agreement, Indemnitee will not be entitled to indemnification or advance of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee, unless:

A. The Proceeding is brought to enforce indemnification under this Agreement, and then only to the extent in accordance with and as authorized by Sections 8 and 11 of this Agreement; or

B. The Company’s Bylaws, the Charter, a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors or an agreement approved by the Board of Directors to which the Company is a party expressly provide otherwise.

19. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same Agreement. One such counterpart signed by the party against whom enforceability is sought will be sufficient to evidence the existence of this Agreement.

20. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and will not be deemed to constitute part of this Agreement or to affect the construction thereof.

21. Modification and Waiver. No supplement, modification or amendment of this Agreement will be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement will be deemed or constitute a waiver of any other provisions hereof (whether or not similar), nor will such waiver constitute a continuing waiver.

22. Notices. Addresses for notice to either party are as shown on the signature pages of this Agreement, or as later modified by written notice. All notices, requests, demands and other communications hereunder must be in writing and will be deemed to have been duly given if:

A. Delivered by hand and receipted for by the party to whom said notice or other communication has been directed; or

B. Mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed.

23. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without regard to its conflicts of laws rules.

24. Miscellaneous. Use of the masculine pronoun will be deemed to include usage of the feminine pronoun where appropriate.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ATTEST:	AAMES INVESTMENT CORPORATION,
a Maryland corporation

	By:	(SEAL)
Name:
Title:

WITNESS:	INDEMNITEE:

Name:
Address:

EXHIBIT A

FORM OF UNDERTAKING TO REPAY EXPENSES ADVANCED

The Board of Directors of Aames Investment Corporation

Re: Undertaking to Repay Expenses Advanced

Ladies and Gentlemen:

This undertaking is being provided pursuant to that certain Indemnification Agreement dated the      day of                         , 2004, by and between Aames Investment Corporation (the “Company”) and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advance of expenses in connection with [Description of Proceeding] (the “Proceeding”).

Terms used herein and not otherwise defined have the meanings specified in the Indemnification Agreement.

I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity. I hereby affirm that at all times, insofar as I was involved as [a director] [an officer] of the Company, in any of the facts or events giving rise to the Proceeding, I (1) acted in good faith and honestly, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.

In consideration of the advance of Expenses by the Company for reasonable attorneys’ fees and related expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established that (1) an act or omission by me was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (2) I actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I must promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established and which have not been successfully resolved as described in Section 7 of the Indemnification Agreement. To the extent that Advanced Expenses do not relate to a specific claim, issue or matter in the Proceeding, I agree that such Expenses will be allocated on a reasonable and proportionate basis.

IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this      day of                         , 200  .

WITNESS:	(SEAL)